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                                                                      EXHIBIT 11


                STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS

                                                                          FOR PERIOD ENDED
                                                                         SEPTEMBER 30, 1999
                                                                         ------------------
     Net earnings available to common ................................      $ 5,255,000
                                                                            ===========

     Average shares outstanding ......................................       12,261,397
Basic net earnings per-share .........................................      $      0.43
                                                                            ===========

     Average shares outstanding ......................................       12,261,397
     Stock options incremental shares ................................              791
                                                                            -----------
          Average shares outstanding, diluted ........................       12,262,188

Diluted net earnings per-share .......................................      $      0.43
                                                                            ===========

Diluted net earnings per-share assuming conversion of preferred stock:
     Net earnings available to common ................................      $ 5,255,000
     Preferred stock dividends for the period ........................      $   208,000
                                                                            -----------
     Net earnings before preferred stock dividends ...................      $ 5,463,000
                                                                            ===========
     Average shares outstanding ......................................       12,261,397
     Assumed conversion of preferred stock ...........................          260,000
     Stock options incremental shares ................................              791
                                                                            -----------
     Total ...........................................................       12,522,188
                                                                            ===========

     Per-share amount (anti-dilutive) ................................      $      0.44
                                                                            ===========
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